                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of StarMedia Network, Inc. for the registration of 6,000,000 shares of its common stock and the use of our reports dated September 14, 1999 with respect to the consolidated financial statements and the use of our reports dated September 14, 1999 with respect to the supplemental consolidated financial statements of StarMedia Network, Inc.

                                                    /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP


New York, New York
October 13, 1999